SCHEDULE 14A

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AMTRUST FINANCIAL SERVICES, INC.

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The following presentation was provided to Glass Lewis and Institutional Shareholder Services today.

May 24, 2018 CONSISTENT VISION DIFFERENTIATED MODEL SUSTAINABLE GROWTH AmTrust Financial Services Corrects Icahn’s Inaccuracies

Safe Harbor Statement This presentation contains certain forward-looking statements that are intended to be covered by the safe harbors created by the Private Securities Litigation Reform Act of 1995. When we use words such as "anticipate," "intend," "plan," "believe," "estimate," "expect," or similar expressions, we do so to identify forward-looking statements. Examples of forward-looking statements include the plans and objectives of management for future operations, including those relating to future growth of our business activities and availability of funds, and estimates of the impact of material weaknesses in our internal control over financial reporting, and are based on current expectations that involve assumptions that are difficult or impossible to predict accurately and many of which are beyond our control. Actual results may differ materially from those expressed or implied in these statements as a result of significant risks and uncertainties, including, but not limited to, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, including as a result of any downgrade in the A.M. Best Financial Strength Rating of the Company’s insurance subsidiaries below “A”, which risk may be heightened due to the fact that such ratings are currently “under review with negative implications” and that the Company has previously disclosed material weaknesses in its internal controls over financial reporting, the inability to obtain the requisite stockholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger, risks that the proposed transaction disrupts current plans and operations, the ability to recognize the benefits of the merger, the amount of the costs, fees, expenses and charges related to the merger, non-receipt of expected payments from insureds or reinsurers, changes in interest rates, changes in tax laws, the effect of the performance of financial markets on our investment portfolio, the amounts, timing and prices of any share repurchases made by us under our share repurchase program, development of claims and the effect on loss reserves, accuracy in projecting loss reserves, the cost and availability of reinsurance coverage, the effects of emerging claim and coverage issues, changes in the demand for our products, our degree of success in integrating acquired businesses, the effect of general economic conditions, state and federal legislation, regulations and regulatory investigations into industry practices, our ability to timely and effectively remediate the material weakness in our internal control over financial reporting and implement effective internal control over financial reporting and disclosure controls and procedures in the future, access to public markets to raise debt or equity capital, risks associated with conducting business outside the United States, the impact of Brexit, developments relating to existing agreements, disruptions to our business relationships with Maiden Holdings, Ltd. or National General Holdings Corp., breaches in data security or other disruptions with our technology, any inability to keep pace with technological advances, heightened competition, changes in pricing environments, changes in asset valuations and the results of legal proceedings. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected, is contained in our filings with the SEC, including our Annual Report on Form 10-K and our quarterly reports on Form 10-Q. The projections and statements in this presentation speak only as of the date of this presentation and we undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

AmTrust Corrects Icahn's Inaccuracies

AmTrust FINANCIAL

Icahn's valuation analysis[1] is highly flawed

- **Icahn's valuation analysis selectively includes only two levers with mistaken assumptions to advance his own self interests.**
  - Deutsche Bank, independent financial advisor to the Special Committee, used a comprehensive valuation framework with a variety of accepted valuation methodologies including: 1) Public trading multiples 2) Dividend discount model 3) Precedent insurance transactions 4) Precedent minority squeeze-outs, and also references 5) Public market performance and research perspectives.
  - Icahn's valuation analysis selectively uses only two levers – a Return-on-Equity ("ROE") regression and research analyst estimates – and applies both inaccurately.
- **Icahn's distortion[2] of Deutsche Bank's ROE vs. P/BVPS valuation ("ROE regression") is fundamentally flawed.**
  - Management has stated that a 12-15% ROE is a long-term financial objective, not a 2018 forecast as applied in Icahn's valuation.
  - Likewise, sell-side analysts' ROE forecasts are below Icahn's assumption for the next several years.
  - Icahn's ROE analysis only uses book value and ignores tangible book value, which is a key metric to assess value in the insurance industry.
  - As of 3/31/2018, AmTrust's tangible book value was $9.62 per fully diluted share.
  - Offer price of $13.50 represents a 40% premium to tangible book value per fully diluted share.

$13.50 represents a 33% premium to AmTrust's unaffected closing stock price[3]

(1) Based on Icahn Capital LP presentation filed with the SEC on May 23, 2018
(2) Slide 11 of Icahn Capital LP presentation filed with the SEC on May 23, 2018
(3) Price on January 9, 2018, the last trading day prior to the public announcement to acquire all common shares outstanding of AmTrust that the Karfunkel-Zyskind Family did not already own or control.

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AmTrust Corrects Icahn's Inaccuracies (cont'd)

AmTrust FINANCIAL

Icahn's valuation analysis[1] is highly flawed

- **Icahn wrongly asserts that AmTrust's historical loss ratio, combined ratio and premium growth performance is sustainable and ignores AmTrust's actual recent financial performance and business realities.**
  - AmTrust's historical premium performance reflects a period of high growth, largely as a result of acquisitions, which can also contribute to reserve volatility. As a larger, more mature business, with less M&A activity, premiums are expected to grow at an average of 4.2%[2], versus the peer 10-year average of 4.7%.
  - Reducing AmTrust's expense ratio to historical levels is virtually impossible due to higher average acquisition costs related to a change in business mix and other increased expense commensurate with the size and scale of our business.
- **Icahn's valuation analysis uses outdated and widely divergent analyst estimates[3], resulting in a misleading and meaningless target price.**
  - Icahn's analysis cites sell-side analysts who either no longer cover the Company or who have not published on AmTrust since November 2017.
  - Icahn includes sell-side analyst target prices that have not been updated to reflect the completion of the Company's sale of a portion of its fee business or the Company's adverse development cover.
  - Sell-side analysts that currently follow the Company and have an opinion support the transaction at the offer price of $13.50 per share in cash.
- **Icahn uses irrelevant, incorrect and misinformed metrics to confuse shareholders.**
  - Icahn's analysis cites a "Total Reserves to Total Capital" ratio, which is not a metric used to evaluate the value of a P&C insurance company by those familiar with the industry. The metric does not offer relevant insight into the Company's capital position or reserve position.

$13.50 represents a 33% premium to AmTrust's unaffected closing stock price[4]

(1) Based on Icahn Capital LP presentation filed with the SEC on May 23, 2018.
(2) Based on Special Committee case projections included in merger proxy filed on 5/4/2018.
(3) Slide 16 of Icahn Capital LP presentation filed with the SEC on May 23, 2018
(4) Price on January 9, 2018, the last trading day prior to the public announcement to acquire all common shares outstanding of AmTrust that the Karfunkel-Zyskind Family did not already own or control.

4

Your vote is very important, regardless of the number of shares of common stock of the Company you own. If you fail to vote on the Merger Agreement, the effect will be the same as a vote against the adoption of the Merger Agreement. Vote FOR the Merger Agreement